CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement No. 333-292783 on Form S-3 of our report dated February 28, 2025 relating to the financial statements of Biglari Holdings Inc and the effectiveness of Biglari Holding's internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025. /s/ DELOITTE & TOUCHE LLP Austin, Texas February 28, 2026